EXHIBIT 12-1


                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   SEC METHOD
                                     ($000)

                                                        3 MONTHS
                                                          ENDED                                                       03/31/98
                                                        --------

NET INCOME                                              $113,554

ADD BACK:
- INCOME TAXES:
     OPERATING INCOME                                     73,838
     NON-OPERATING INCOME                                 (5,105)
                                                        --------
  NET TAXES                                               68,733

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                          83,691
     ANNUAL RENTALS                                        2,101
                                                        --------
     TOTAL FIXED CHARGES                                  85,792

ADJUSTED EARNINGS INCLUDING AFUDC                       $268,079
                                                        ========
RATIO OF EARNINGS TO FIXED CHARGES                          3.12
                                                            ====
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